SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549


                                      FORM 8-K

                                   CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15 (d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) October 12, 1998



                                TRIARC COMPANIES, INC.
                 (Exact Name of Registrant as Specified in Charter)



Delaware                 1-2207                             38-0471180
---------------         ------------                        -------------------
(State or other         (Commission                         (IRS Employer
jurisdiction of         File Number)                        Identification No.)
incorporation)


          280 Park Avenue
          New York, New York                                10017
          (Address of Principal Executive Offices)          (Zip Code)

         Registrant's telephone number, including area code: (212) 451-3000




                   ---------------------------------------------
                         (Former Name or Former Address, if
                             Changed Since Last Report)




Item 5.        Other Events.

        On October 12, 1998, Triarc Companies, Inc. (the "Company") announced that its Board of Directors has formed a Special Committee to evaluate a proposal it has received from Nelson Peltz and Peter W. May, the Chairman and Chief Executive Officer and the President and Chief Operating Officer, respectively, of the Company for the acquisition by an entity to be formed by them of all of the outstanding shares of the Company (other than the 6 million shares owned by an affiliate of Messrs. Peltz and May) for $18 per share payable in cash and securities. The proposal is subject to, among other things, (1) the execution and delivery of a definitive acquisition agreement, (2) receipt of a fairness opinion from the financial adviser to the Special Committee of the Board, (3) receipt of satisfactory financing for the transaction, (4) approval of the proposed transaction by the Special Committee of the Board, the full Board of Directors and the Company's Stockholders and (5) the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. There can be no assurance that a definitive acquisition agreement will be executed and delivered or that the proposed transaction will be consummated. The Special Committee is comprised of Mr. David E. Schwab II (Chairman), former New York Governor Hugh L. Carey, Mr. Clive Chajet and Mr. Joseph A. Levato (alternate).

        In connection with the proposal, the Company has designated an affiliate of Messrs. Peltz and May as the initial contingent transferee of its right of first refusal with respect to the outstanding shares of the Company's Class B Common Stock.

        The securities proposed to be issued have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold within the United States except pursuant to an exemption from the Securities Act, or in a transaction not subject to the registration requirements of the Securities Act. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy such securities.

        Copies of the letter setting forth the proposal, the letter agreement relating to the right of first refusal with respect to the Class B Common Stock and the press release issued by the Company announcing the receipt of such proposal are being filed herewith as exhibits hereto.

Item 7.      Financial Statements, Pro Forma Financial Information and Exhibits

        (c)  Exhibits

        99.1 Letter dated October 12, 1998 from Nelson Peltz and Peter W. May to the Board of Directors of the Company.

        99.2 Letter agreement dated October 12, 1998 between the Company and Nelson Peltz and Peter W. May.

        99.3   Press release dated October 12, 1998


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRIARC COMPANIES, INC.



Date:  October 12, 1998                     By:    BRIAN L. SCHORR
                                                   ---------------
                                                   Brian L. Schorr
                                                   Executive Vice President
                                                   and General Counsel




                                    Exhibit Index


Exhibit
No.            Description                                       Page No.
--------       --------------                                    --------

99.1 Letter dated October 12, 1998 from Nelson Peltz and Peter W. May to the Board of Directors of the Company

99.2 Letter agreement dated October 12, 1998 between the Company and Nelson Peltz and Peter W. May

99.3           Press release dated October 12, 1998